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                            ADVISORY BOARD AGREEMENT


Southwest Georgia Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

Ladies and Gentlemen:

       The undersigned is a director of [EITHER OR BOTH] of First Bank Holding Company ("HOLDING COMPANY") and its wholly-owned subsidiary Sylvester Banking Company (the "BANK"). Holding Company has agreed to be merged (the "MERGER") with and into Southwest Georgia Financial Corporation ("SGFC") and Bank has agreed to be merged (the "BANK MERGER") with and into SGFC's wholly-owned subsidiary Southwest Georgia Bank ("SGB") pursuant to that certain Agreement and Plan of Reorganization, dated as of December __, 2003, by and between Holding Company, Bank, SGFC and SGB (the "ACQUISITION AGREEMENT").

       Pursuant to the provisions of Section 8.12 and 9.11 of the Acquisition Agreement, the undersigned has been offered the opportunity to become a SGB advisory board member following the Merger and Bank Merger. For so long as the undersigned serves in such capacity, the undersigned will be paid $6000 per year. As a condition of acceptance of such offer, and subject to the exceptions in the following paragraph, the undersigned hereby agrees that, for a period of three (3) years following consummation of the Merger and Bank Merger (or longer period that the undersigned shall be a SGB advisory board member), the undersigned will not, directly or indirectly: (i) become a member of the board of directors or an advisory board of, or be an organizer of, or be a 1% or more shareholder of, any entity engaged in or formed for the purpose of engaging in a Competitive Business in any county in Georgia in which SGFC or SGB, following the Merger or Bank Merger, does business or any county contiguous thereto; (ii) in any individual or representative capacity whatsoever, induce any individual to terminate his or her employment with SGFC or its Affiliates; or (iii) in any individual or representative capacity whatsoever, solicit any depositor or customer of any Affiliate of SGFC to make deposits in or borrow money from or become customers of any other financial institution conducting a Competitive Business. SGFC and SGB will limit the liability of the undersigned incurred in connection with his service on the Advisory Board and indemnify him, both to the full extent allowed by applicable law and SGFC's and SGB's Articles of Incorporation and Bylaws. As used herein, the term "Competitive Business" means the business of providing banking insurance, trust and securities services to individuals and businesses, or any other business in which SGFC or its Affiliates is currently engaged. The term "Affiliate" means any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by SGFC.

       Notwithstanding the foregoing, in no event shall the undersigned be prevented from being a member of the board of directors or a member of an advisory board of any entity engaged in a Competitive Business if the undersigned was a member of such board (or the corresponding board of the predecessor to such entity) on the date hereof; and in no event shall the undersigned be prevented from continuing as a more than 1% shareholder of any entity engaged in a Competitive Business to the extent of shares owned by the undersigned on the date

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hereof (and of securities issued with respect to such shares, such as pursuant to a stock split, recapitalization, merger or similar transaction).

       This Advisory Board Agreement is the complete agreement between SGFC and the undersigned concerning the subject matter hereof and shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws provisions.

       This Advisory Board Agreement is executed as of the ___ day of December, 2003.

                                         Very truly yours


                                         ---------------------------------------
                                         Name:

Agreed to and accepted as of:
December __, 2003

SOUTHWEST GEORGIA FINANCIAL CORPORATION


By:
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         DeWitt Drew
         President